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                                                                      EXHIBIT 23


                   Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation by reference in Federal Express Corporation's previously filed Form S-8 Registration Statement Nos. 2-74000, 2-95720, 33-20138, 33-38041, 33-55055 and
333-03443 and Form S-3 Registration Statement 333-49411 of our report dated July 8, 1998, included (or incorporated by reference) in Federal Express Corporation's Form 10-K for the fiscal year ended May 31, 1998.

/s/  Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Memphis, Tennessee
August 18, 1998